Provident Energy Chief Executive Officer Tom Buchanan to Speak at the RBC Capital Markets Sixth Annual Income Trust Investor Symposium NEWS RELEASE NUMBER 04-04 January 21, 2004

CALGARY, ALBERTA - Provident Energy Trust (Provident) (TSX-PVE.UN; AMEX-PVX) today announced that Chief Executive Officer Tom Buchanan will speak at the RBC Capital Markets Sixth Annual Income Trust Investor Symposium at 10:15 a.m. (ET) on Wednesday, January 28, 2004.

A live webcast of the presentation will be available on Provident’s website at www.providentenergy.com.   Please access the site at least 10 minutes prior to the scheduled start time to register.  Provident’s RBC Capital Markets presentation will be archived on the Trust’s website for 30 days.

Provident Energy Trust is a Calgary-based, open-ended energy income trust that owns and manages an oil and gas production business and a midstream services business. Provident’s energy portfolio is located in some of the more stable and predictable producing regions in western Canada. Provident provides monthly cash distributions to its unitholders and trades on the Toronto Stock Exchange and the American Stock Exchange under the symbols PVE.UN and PVX, respectively.

# # #

Investor and Media Contact:                                                                        Corporate Head Office:
Jennifer Pierce                                                                                               700, 112 – 4th Avenue S.W.
Senior Manager                                                                                             Calgary, Alberta
Investor Relations and                                                                                  Canada  T2P 0H3
Communications                                                                                             Phone: (403) 296-2233
Phone (403) 231-6736                                                                                    Toll Free: 1-800-587-6299
Email: info@providentenergy.com                                                               Fax: (403) 261-6696
                                                                                                                        www.providentenergy.com